EXHIBIT 5.1



                                February 13, 2004

Board of Directors
Infinity, Inc.
211 West 14th Street
Chanute, Kansas  66720

            RE: REGISTRATION STATEMENT ON FORM S-3 RELATING TO 2,626,000 SHARES OF COMMON STOCK

Gentlemen:

      We have acted as counsel for Infinity, Inc., a Colorado corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 2,626,000 shares of the Company's common stock, par value $.0001 per share (the "Shares"), for the account of certain selling shareholders. Certain of the Shares to be offered are to be issued to the selling shareholders, if at all, upon the exercise of options and warrants held by the selling shareholders.

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that (a) the Shares that underlie options and warrants held by the selling shareholders will, when and if issued in accordance with the terms of the respective options and warrants, be legally and validly issued and fully paid and non-assessable and (b) these Shares and the remaining Shares to be offered by the selling shareholders will, when sold, be legally and validly issued and fully paid and non-assessable.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado. We express no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and in the Prospectus constituting a part thereof, as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as




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Infinity, Inc.
February 13, 2004
Page 2 of 2



amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                    Very truly yours,



                                    /S/ DAVIS GRAHAM & STUBBS LLP
                                    DAVIS GRAHAM & STUBBS LLP